Exhibit 99.1

Date: November 2, 2021	CorVel Corporation
5128 Apache Plume Road
Suite 400
Fort Worth, TX 76109

FOR IMMEDIATE RELEASE	Contact: Melissa Storan
Phone: 949-851-1473
www.corvel.com

CorVel Announces Revenues and Earnings

FORT WORTH, Texas, November 2, 2021— CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter ended September 30, 2021. Earnings per share for the quarter were 88 cents, compared to 65 cents in the same quarter of the prior year. Revenues for the quarter were $158 million, an increase from $136 million in the same quarter of the previous year.

Earnings per share for the six months ended September 30, 2021 were $1.81, compared to $1.11 for the six months ended September 30, 2020. Revenues for the six months ended September 30, 2021 were $310 million, compared to $266 million for the six months ended September 30, 2020.

Continued development in new and existing business as well as improved operational efficiencies contributed to revenue growth during the quarter. With a strong balance sheet, R&D efforts have expanded and the rate at which liquidity is converted into intellectual property has quickened. Recent system enhancements increase the capacity, quality & consistency of our work product and the overall outcomes produced.

Telehealth usage has stabilized at levels 38 times higher than pre-pandemic. Patients have responded positively to virtual care and favorable regulatory changes have been implemented across the country. In addition to current services, CorVel is embracing opportunities for evolving health care models and providing tools to facilitate healthcare navigation. The Company is focusing on patient engagement and ease of use in the healthcare and workers’ compensation processes.

About CorVel

CorVel Corporation applies technology including artificial intelligence, machine learning and natural language processing to enhance the managing of episodes of care and the related health care costs. We partner with employers, third-party administrators, insurance companies and government agencies in managing workers’ compensation and health, auto and liability services. Our diverse suite of solutions combines our integrated technologies with a human touch. CorVel's customized services, delivered locally, are backed by a national team to support clients as well as their customers and patients.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the stabilization of telehealth usage and the Company’s continued investment in evolving healthcare models, healthcare navigation tools, and other innovative technologies. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement, including the risk that the impact of the COVID-19 pandemic on our business, results of operations and financial condition is greater than our initial assessment.

The risks and uncertainties referred to above include but are not limited to factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results – Income Statement

Quarters and Six Months Ended September 30, 2021 (unaudited) and September 30, 2020 (unaudited)

Quarter Ended	September 30, 2021	September 30, 2020
Revenues	$157,743,000	$136,028,000
Cost of revenues	121,082,000	105,525,000
Gross profit	36,661,000	30,503,000
General and administrative	16,658,000	15,560,000
Income from operations	20,003,000	14,943,000
Income tax provision	3,931,000	3,078,000
Net income	$16,072,000	$11,865,000
Earnings Per Share:
Basic	$0.90	$0.66
Diluted	$0.88	$0.65
Weighted Shares
Basic	17,841,000	17,937,000
Diluted	18,232,000	18,174,000

Six Months Ended	September 30, 2021	September 30, 2020
Revenues	$310,363,000	$265,628,000
Cost of revenues	236,489,000	208,616,000
Gross profit	73,874,000	57,012,000
General and administrative	33,303,000	31,145,000
Income from operations	40,571,000	25,867,000
Income tax provision	7,656,000	5,700,000
Net income	$32,915,000	$20,167,000
Earnings Per Share:
Basic	$1.84	$1.12
Diluted	$1.81	$1.11
Weighted Shares
Basic	17,869,000	17,960,000
Diluted	18,226,000	18,144,000

CorVel Corporation

Quarterly Results – Condensed Balance Sheet

September 30, 2021 (unaudited) and March 31, 2021 (audited)

	September 30, 2021	March 31, 2021
Cash	$131,075,000	$139,716,000
Customer deposits	61,061,000	56,497,000
Accounts receivable, net	69,438,000	64,722,000
Prepaid taxes and expenses	10,472,000	8,006,000
Property, net	70,053,000	70,619,000
Goodwill and other assets	40,625,000	39,876,000
Right-of-use asset, net	42,177,000	45,324,000
Total	$424,901,000	$424,760,000
Accounts and taxes payable	$13,459,000	$13,574,000
Accrued liabilities	149,189,000	148,886,000
Long-term lease liabilities	38,458,000	41,898,000
Paid-in capital	196,177,000	185,944,000
Treasury stock	(604,190,000)	(564,435,000)
Retained earnings	631,808,000	598,893,000
Total	$424,901,000	$424,760,000